Amarantus Reports Third Quarter 2013 Financial Results and Development Progress

Company Will Host Investor Update Call on Monday November 18, 2013 at 4:00 PM

San Francisco Calif., November 14, 2013 – Amarantus Bioscience Holdings, Inc. (OTCQB: AMBS), a biotechnology company focused on the discovery and development of novel diagnostics and therapeutics related to neurodegeneration and apoptosis, today reported financial results and development progress for the third quarter and nine-month periods ended September 30, 2013.

Amarantus reported a net loss for the third quarter of 2013 of $2,025,512 or $0.00 per share as compared to a net loss of $564,379 or $0.00 per share for the third quarter of 2012. The Company reported a net loss for the nine months ended September 20, 2013 of $5,783,685 or ($0.01) per share as compared to a net loss of $2,871,643 or ($0.03) per share for the same period in 2012.

On October 1, 2013 the Company closed on an additional $1.6 million in gross proceeds from its previous private placement of convertible debentures and warrants, bringing total gross proceeds from the private placement to $3.0 million. Cash and cash equivalents as of November 14, 2013, which are not reflected in the third quarter results, currently total approximately $1.7 million, which the Company intends to use as follows:

1.	Complete the first LymPro clinical performance study;

2.	Complete the reprioritization of MANF and complete additional IND-enabling work;

3.	Allow the Company to operate through the first half of 2014;

4.	Complete the in-licensure of certain intellectual property.

The Company also has the potential to raise up to an additional $5 million through the exercise of the warrants from the transaction, of which there can be no assurance, which would allow the Company to commercialize LymPro, file an IND for MANF in an orphan indication and initiate first-in-man studies, while operating into 2015.

Gerald E. Commissiong, President & CEO of Amarantus stated, “2013 has proven to be a very important year for Amarantus so far. With cash on hand from our recent funding we are now able to further the scientific development of our programs through key milestones that will allow the Company to unlock the underlying value inherent in our development programs. I am happy to report that we are moving ahead with clinical studies for LymPro to support its subsequent commercial launch, and we are very pleased with the reception we have received to date from key opinion leaders in the field who recognize its potential. The orphan indication data for MANF is providing an opportunity for a potentially reduced time to commercialization and we are thrilled to add Dr. David Lowe and his team to assist us with the reprioritization and execution phases that endeavor. We are uniquely positioned in the field of MANF product development, given extensive patent portfolio, and we continue to be extremely pleased with the interest MANF is garnering in the scientific community. As we move forward, Amarantus are focused on developing strong relationships with key medical centers and research organizations throughout the world as we continue to advance MANF and LymPro further down their development paths.”

Quarterly and Recent Highlights:

•	Amarantus and Brewer Sports Announce 2nd #C4CT Concussion Awareness Summit Surrounding Super Bowl XLVIII

•	David A. Lowe, PhD Appointed to Board of Directors

•	Amarantus Relocates Headquarters to Janssen Labs @QB3 Incubator in San Francisco

•	Positive Analytical Performance Data for LymPro Test(R) for Alzheimer's Disease

•	Amarantus Enters Into Letter of Intent With Renishaw for Convection-Enhanced Delivery of MANF in Parkinson's Disease

•	F. Randall Grimes, MBA Appointed as Director of Sponsored Research

•	Closing of Private Placement Raising a Total of Approximately $3 Million

•	Dr. Colin Bier Appointed to Advisory Board for LymPro Commercialization

•	Positive Orphan Data for MANF in Retinitis Pigmentosa

Conference Call Information

Management will host a conference call on Monday, November 18, 2013 at 4:00 PM. ET to provide updates and address investor questions regarding general business developments. Participants will include President & CEO Gerald Commissiong, newly appointed director Dr. David Lowe and corporate advisor Dr. Adam Simon. Interested parties may participate by dialing 877-737-7051, (International): 201-689-8878 approximately five minutes before the call start time. A replay of the call will be available starting on November 19, 2013 and through December 14, 2013. Interested parties may access the replay by dialing 1-877-660-6853 201-612-7415 (International) and entering conference ID number 13572913.

About Amarantus

Amarantus is a development-stage biotechnology company founded in January 2008. The Company has a focus on developing certain biologics surrounding the intellectual property and proprietary technologies it owns to treat and/or diagnose Parkinson's disease, Alzheimer’s disease, Traumatic Brain Injury, and other human diseases. The Company has an exclusive worldwide license to the Lymphocyte Proliferation test (“LymPro Test®”) for Alzheimer’s disease and owns the intellectual property rights to a therapeutic protein known as Mesencephalic-Astrocyte-derived Neurotrophic Factor ("MANF") and is developing MANF-based products as treatments for brain disorders. The Company also is a Founding Member of the Coalition for Concussion Treatment (#C4CT), a movement initiated in collaboration with Brewer Sports International seeking to raise awareness of new treatments in development for concussions and nervous-system disorders. The Company also owns intellectual property for the diagnosis of Parkinson's disease (“NuroPro”) and the discovery of neurotrophic factors (“PhenoGuard”). For further information please visit www.Amarantus.com, or connect with the Company on Facebook, LinkedIn, Twitter and Google+.

Certain statements, other than purely historical information, including estimates, projections, statements relating to our business plans, objectives, and expected operating results, and the assumptions upon which those statements are based, are forward-looking statements.” These forward-looking statements generally are identified by the words believes,” project,” expects,” anticipates,” estimates,” intends,” strategy,” plan,” may,” will,” would,” will be,” will continue,” will likely result,” and similar expressions. Forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from the forward-looking statements. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Factors which could have a material adverse affect on our operations and future prospects on a consolidated basis include, but are not limited to: changes in economic conditions, legislative/regulatory changes, availability of capital, interest rates, competition, and generally accepted accounting principles. These risks and uncertainties should also be considered in evaluating forward-looking statements and undue reliance should not be placed on such statements.

Investor/Media Contacts

Russell Miller, Director of Investor Relations

Amarantus Bioscience Holdings, Inc.

408.737.2734 x 109

ir@amarantus.com

AMARANTUS BIOSCIENCE HOLDINGS, INC.

(A Development Stage Company)

CONSOLIDATED BALANCE SHEETS

AS OF SEPTEMBER 30, 2013 AND DECEMBER 31, 2012

	September 30, 2013 (Unaudited)	December 31, 2012
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$1,015,121	$157,174
Prepaid expenses and other current assets	487,767	519,620
Total current assets	1,502,888	676,794

PROPERTY AND EQUIPMENT – Net	—	—

OTHER ASSETS	646,143	533,143

TOTAL ASSETS	$2,149,031	$1,209,937

LIABILITIES AND STOCKHOLDERS’ DEFICIT

CURRENT LIABILITIES:
Accounts payable	$972,993	$2,596,848
Accrued liabilities	176,986	150,049
Debenture deposits	587,500	—
Related Party liabilities	246,848	222,083
Note Payable	650,000	740,000
Current portion of warrant liability	—	232,988
Current portion of derivative liability	1,544,443	26,893
Current portion of convertible promissory notes, net of debt discount	485,936	768,892
Total current liabilities	4,664,706	4,737,753

COMMITMENTS AND CONTINGENCIES (Note 7)

SERIES D CONVERTIBLE PREFERRED STOCK ($1,000 Stated Value; 1,300 shares designated and authorized; 1,299.327 shares issued and outstanding as of September 30, 2013)	838,894	—

STOCKHOLDERS’ DEFICIT:
Convertible preferred stock, $0.001 par value - authorized, 10,000,000 shares, 250,000 shares designated as Series A, par value $0.001, -0- and 250,000 shares issued and outstanding as of September 30, 2013 and December 31, 2012, respectively	—	250
Convertible preferred stock, $0.001 par value - authorized, 10,000,000 shares, 2,500,000 shares designated as Series B, par value $0.001, -0- shares issued and outstanding as of September 30, 2013 and December 31, 2012	—	—
Convertible preferred stock, $0.001 par value - authorized, 10,000,000 shares, 750,000 shares designated as Series C, par value $0.001, 375,000 and -0- shares issued and outstanding as of September 30, 2013 and December 31, 2012, respectively	375	—
Common stock, $0.001 par value - authorized 1,000,000,000 shares; 530,403,308 and 342,516,931 shares issued and outstanding as of September 30, 2013 and December 31, 2012, respectively	530,404	342,517
Additional paid-in capital	13,760,385	7,991,465
Deficit accumulated during the development stage	(17,645,733)	(11,862,048

Total stockholders’ deficit	(3,354,569)	(3,527,816

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIT	$2,149,031	$1,209,937

AMARANTUS BIOSCIENCE HOLDINGS, INC.

(A Development Stage Company)

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

FOR THE THREE AND NINE MONTH PERIODS ENDED SEPTEMBER 30, 2013 AND 2012, AND

FOR THE PERIOD FROM JANUARY 14, 2008 (DATE OF INCEPTION) TO SEPTEMBER 30, 2013

					Period from
	Three Months Ended	Three Months Ended	Nine Months Ended	Nine Months Ended	January 14, 2008 (Date of Inception)
	September 30 , 2013	September 30 , 2012	September 30 , 2013	September 30 , 2012	to September 30, 2013

NET REVENUES	$—	$—	$—	$—	$415,996

OPERATING EXPENSES:
Research and development	288,431	32,837	1,427,025	466,081	3,446,140
General and administrative	390,117	558,668	2,440,594	2,423,370	10,562,055

Total costs and expenses	678,548	591,505	3,867,619	2,889,451	14,008,195

LOSS FROM OPERATIONS	(678,548)	(591,505)	(3,867,619)	(2,889,451)	(13,592,199)

INTEREST & OTHER INCOME (EXPENSE)
Interest Expense	(517,712)	(197,577)	(1,659,184)	(485,141)	(4,388,780)
Other Income (Expense)	—	(1,129))	—	(1,129)	75,823
Change in fair value of warrant & derivative liabilities	(829,252)	225,832	(256,882)	504,078	625,292

Total interest & other income (expense)	(1,346,964)	27,126	(1,916,066)	17,808	(3,687,665)

NET LOSS	$(2,025,512)	$(564,379)	$(5,783,685)	$(2,871,643)	$(17,279,864)

NET LOSS PER SHARE, BASIC	$(0.00)	$(0.00)	$(0.01)	$(0.03)

COMMON SHARES OUTSTANDING - BASIC	478,883,561	113,190,278	415,163,655	99,478,308